EXHIBIT 10.16

Writer’s Direct Dial

410-581-9095 x 261

December 15, 2004

Dassault Systems Corp.

RE: Amendment to Subordination Agreement

Gentlemen:

As you are aware, on September 11, 2003, K Bank, formerly Key Bank and Trust (the “Bank”), closed on a $2,000,000 Revolving Line of Credit (“Revolver”) to Avatech Solutions Subsidiary, Inc. (“Avatech”). As part of this closing, a Subordination Agreement dated September 11, 2003 (the “Subordination Agreement”) between the Bank, Avatech, and Dassault Systemes Corp. (“Dassault”) was agreed to which among other things included a provision whereby outstandings under Avatech’s Revolver could not exceed $2,000,000. As you are also aware, the Bank has since increased its Revolver to Avatech to $3,000,000 and Dassault has previously consented in writing to a temporary increase in the $2,000,000 senior debt limit as part of the Subordination Agreement.

As such, the Bank feels that this letter agreement is necessary to formalize this matter and the execution of this letter by all parties is a contingency of the Bank’s approval to allow Avatech to access advances under the Revolver, subject to the terms and conditions of this facility, of up to $3,000,000 through February 15, 2005. As such, by signing below Dassault acknowledges its consent to the Bank allowing Avatech to access advances under the Revolver, subject to the terms and conditions of this facility, of up to $3,000,000 through February 15, 2005 and acknowledges and agrees that the limit on the principal amount of the senior loan in the Subordination Agreement shall be increased from $2,000,000 to $3,000,000 through February 15, 2005.

Unless specifically outlined in this letter, all terms and conditions of the Subordination Agreement and all terms and conditions of all loan documents between the Bank, Avatech, and Avatech Solutions, Inc. shall remain in full force and effect. If you have any questions, please do not hesitate to contact me.

Sincerely,

Patrick E. Kilpatrick

Vice President

ACKNOWLEDGED AND ACCEPTED this      day of December, 2004, by

K Bank

By:	(seal)
Name:
Title:
Date:

Dassault Systemes Corp.

Thibault de TERSANT
Executive Vice President & CFO

By:	/s/ Thibault de Tersant
Title:	EVP and Chief Financial Officer
Date:	December 16th, 2004

Avatech Solutions Subsidiary, Inc.

By:	/s/ Christopher Olander	(seal)
Name:	Christopher Olander
Title:	Exec. Vice President
Date:	12/16/04

Avatech Solutions, Inc.

By:	/s/ Christopher Olander	(seal)
Name:	Christopher Olander
Title:	Exec. Vice President
Date:	12/16/04